                                                                   EXHIBIT 21.01
                                                                   -------------

                               INGRAM MICRO INC.,
                             A DELAWARE CORPORATION,
                    GLOBAL SUBSIDIARIES AS OF MARCH 15, 2001

NORTH AMERICA REGION
--------------------

          NAME OF SUBSIDIARY                                                 JURISDICTION
1.        CD Access Inc.                                                     Iowa
2.        IMI Washington Inc.                                                Delaware
3.        Ingram Funding Inc.                                                Delaware
4.        Ingram Micro Asia Holdings Inc. (1)                                California
5.        Ingram Micro CLBT Inc.                                             Delaware
6.        Ingram Micro Delaware Inc.                                         Delaware
7.              Ingram Micro CLBT (2)                                        Pennsylvania
8.              Ingram Micro L.P. (3)                                        Tennessee
9.              Ingram Micro Texas L.P. (4)                                  Texas
10.       Ingram Micro Inc.                                                  Canada
11.       Ingram Micro Japan Inc.                                            Delaware
12.       Ingram Micro Management Company                                    California
13.       Ingram Micro Singapore Inc.                                        California
14.       Ingram Micro Taiwan Inc.                                           Delaware
15.       Ingram Micro Texas LLC (5)                                         Delaware
16.       Intelligent Advanced Systems, Inc. (6)                             Delaware
17.       Intelligent Distribution Services, Inc. (6)                        Delaware
18.       Intelligent Express, Inc. (6)                                      Pennsylvania
19.       Intelligent SP, Inc.                                               Colorado
20.       RND, Inc. (6)                                                      Colorado

LATIN AMERICA REGION
--------------------

          NAME OF SUBSIDIARY                                                 JURISDICTION
21.       Computek Enterprises (U.S.A.) Inc. (6)                             Florida
22.       Ingram Export Company Ltd.                                         Barbados
23.       Ingram Micro Argentina, S.A. (7)                                   Argentina
24.       Ingram Micro Compania de Servicios, S.A. de C.V. (8)               Mexico
25.       Ingram Micro de Costa Rica, S. de R.L. (7)                         Costa Rica
26.       Ingram Micro Latin America                                         Cayman Islands
27.             Ingram Micro Caribbean                                       Cayman Islands
28.             Ingram Micro Chile, S.A. (9)                                 Chile
29.             Ingram Micro do Brazil Holdings Ltda. (10)                   Brazil
30.                 Ingram Micro Brazil Ltda (11)                            Brazil
31.             Ingram Micro Peru, S.A. (12)                                 Peru
32.       Ingram Micro Logistics Inc. (13)                                   Cayman Islands
33.             CIM Ventures Inc. (14)                                       Cayman Islands
34.       Ingram Micro Mexico, S.A. de C.V. (8)                              Mexico
35.             Export Services Inc.                                         California
36.       Ingram Micro Panama, S. de R.L. (7)                                Panama
37.       Ingram Micro SB Holdings Inc.                                      Cayman Islands
38.             Ingram Micro SB Inc.                                         California

                                                                   EXHIBIT 21.01
                                                                   -------------

                               INGRAM MICRO INC.,
                             A DELAWARE CORPORATION,
                    GLOBAL SUBSIDIARIES AS OF MARCH 15, 2001


EUROPE REGION
-------------

          NAME OF SUBSIDIARY                                                 JURISDICTION
39.       Ingram European Coordination Center N.V. (15)                      Belgium
40.       Ingram Micro AB                                                    Sweden
41.             Ingram Micro AS                                              Norway
42.                 Ingram Micro Logistics AS                                Norway
43.             Ingram Micro A/S                                             Denmark
44.                 Ingram Micro Logistics A/S                               Denmark
45.             Ingram Micro Logistics OY                                    Finland
46.       Ingram Micro Acquisition Gmbh                                      Germany
47.       Ingram Micro B.V.                                                  The Netherlands
48.             Micro Communications Services B.V.                           The Netherlands
49.             Bright Communications B.V.                                   The Netherlands
50.             Ingram Micro Frameworks B.V.                                 The Netherlands
51.             Ingram Micro Purchasing & Warehousing B.V.                   The Netherlands
52.       Ingram Micro Europe AG                                             Switzerland
53.       Ingram Micro Holding Gmbh                                          Germany
54.             Ingram Micro Hungary Ltd (16)                                Germany
55.                 WSH kft                                                  Hungary
56.             Ingram Micro Deutschland Gmbh                                Germany
57.             Ingram Micro Gmbh Zweigniederlassung Oesterriech             Austria
58.             Ingram Micro Components (Europe) GmbH                        Germany
59.             Ingram Micro Europe GmbH                                     Germany
60.                 Ingram Micro Development GmbH                            Germany
61.                      Ingram Macrotron AG (96.75%)                        Germany
62.                          Computer Peripheral Services GmbH               Germany
63.                          Future Software Gmbh (90%)                      Germany
64.                          Ingram Macrotron AG                             Switzerland
65.                          Ingram Macrotron Distribution Gmbh              Germany
66.                                Compu-Shack Electronic Gmbh               Germany
67.                                    Compu-Shack Praha s.r.o.              Czech Republic
68.                                    Compushack Distribution               Germany
69.                                    Compushack Production                 Germany
70.                                Macrotron Computer Manufacturing          Germany
71.                          Ingram Macrotron Gmbh                           Austria
72.                          Macrotron Systems Gmbh                          Germany
73.                                Macrotron CAD-CAM Systems                 Germany
74.                                Macrotron Process Technologies            Germany
75.                                Macrotron (UK) Ltd.                       England
76.                 Ingram Micro Management Gmbh                             Germany
77.                 Ingram Micro Germany Verwaltungs Gmbh                    Germany

                                                                   EXHIBIT 21.01
                                                                   -------------

                               INGRAM MICRO INC.,
                             A DELAWARE CORPORATION,
                    GLOBAL SUBSIDIARIES AS OF MARCH 15, 2001


EUROPE REGION (CONTINUED)
-------------------------

          NAME OF SUBSIDIARY                                                 JURISDICTION
78.       Ingram Micro Holding Limited                                       United Kingdom
79.             Ingram Micro Finance Center of Excellence Ltd                United Kingdom
80.             Ingram Micro Purchasing Ltd                                  United Kingdom
81.             Ingram Micro (UK) Limited                                    United Kingdom
82.       Ingram Micro N.V. (15)                                             Belgium
83.       Ingram Micro OY                                                    Finland
84.       Ingram Micro Polska Sp. z o. o.                                    Poland
85.       Ingram Micro Logistics AB                                          Sweden
86.       Ingram Micro Purchasing & Warehousing Sp. z o. o.                  Poland
87.       Ingram Micro S.A.                                                  Spain
88.             Ingram Micro Purchasing & Warehousing SA (17)                Spain
89.       Ingram Micro S.A.R.L.                                              France
90.             Ingram Micro Purchasing & Warehousing S.A.R.L.               France
91.       Ingram Micro S.p.A. (18)                                           Italy
92.             Ingram Micro Purchasing & Warehousing SRL (19)               Italy
93.       IMICRO Lda.                                                        Portugal

                                                                   EXHIBIT 21.01
                                                                   -------------

                               INGRAM MICRO INC.,
                             A DELAWARE CORPORATION,
                    GLOBAL SUBSIDIARIES AS OF MARCH 15, 2001


ASIA-PACIFIC REGION
-------------------

          NAME OF SUBSIDIARY                                                 JURISDICTION
94.       Ingram Micro Asia Ltd (20)                                         Singapore
95.             Electronic Resources Pakistan Pte Ltd (6)                    Singapore
96.             Electronic Resources Systems Pte Ltd (6)                     Singapore
97.             Eltee Electronics Pte Ltd (6)                                Singapore
98.             Erijaya Pte Ltd (60%)                                        Singapore
99.             Ingram Micro Australia Pty Ltd                               Australia
100.                Electronic Resources Australia (Qld) Pty Ltd (6)         Australia
101.                Electronic Resources Australia (Vic) Pty Ltd (6)         Australia
102.            Ingram Micro Holding (Thailand) Ltd  (49%) (21)              Thailand
103.                Ingram Micro (Thailand) Ltd (99.999%) (6) (22)           Thailand
104.            Ingram Micro Hong Kong (Holding) Ltd (6)                     Hong Kong
105.                Chinam Electronics Limited (6)                           Hong Kong
106.                Ingram Micro (China) Ltd                                 Hong Kong
107.                Ingram Micro International Trading (Shanghai) Co., Ltd   China
108.            Ingram Micro India Limited (51%)                             India
109.            Ingram Micro Malaysia Sdn Bhd                                Malaysia
110.            Ingram Micro NZ Ltd (70%)                                    New Zealand
111.            Ingram Micro Singapore (Indo-China) Pte Ltd (60%)            Singapore
112.            Ingram Micro Singapore (South Asia) Pte Ltd (51%)            Singapore
113.                Ingram Micro Gulf Fze (6)                                United Arab
                                                                             Emirates
114.            Ingram Micro (S.E.A.) Pte Ltd                                Singapore
115.                ERIM Sdn Bhd (6)                                         Malaysia
116.            LT Electronics Sdn Bhd (6)                                   Malaysia
117.            Megawave Pte Ltd                                             Singapore

FOOTNOTES:

(1)     Parent of Ingram Micro Asia Ltd, under Asia-Pacific region.

(2) Pennsylvania business trust, with Ingram Micro Delaware Inc. as trustee and Ingram Micro CLBT Inc. as beneficiary.

(3) Tennessee limited partnership, with Ingram Micro Inc. (Delaware) as general partner and Ingram Micro Delaware Inc. as limited partner.

(4) Texas limited partnership, with Ingram Micro Texas LLC (dba IMTX LLC) as general partner and Ingram Micro Delaware Inc. as limited partner.

(5) Single member limited liability company with Ingram Micro Inc. (Delaware) as its sole member, dba IMTX LLC in Texas.

(6)     Dormant.

(7) 99.998% owned by Ingram Micro Latin America and .002% owned by Ingram Micro Caribbean.

(8) 99.998% owned by Ingram Micro Inc. (Delaware) and .002% owned by Ingram Micro Caribbean.

(9) 99% owned by Ingram Micro Latin America and 1% owned by Ingram Micro Caribbean.

(10) 99.999% owned by Ingram Micro Latin America and .001% owned by Ingram Micro Caribbean.

(11) 99% owned by Ingram Micro do Brazil Holdings Ltda. and 1% owned by Ingram Micro Caribbean.

(12) 99.998% owned by Ingram Micro Latin America, .001% owned by Ingram Micro Caribbean and .001% owned by Ingram Micro Inc. (Delaware).

(13) 40,000,000 voting preferred shares owned by Ingram Micro Inc. (Delaware) and 10,000,000 non-voting common shares owned by Ingram Micro SB Inc.

(14) 346,800 non-voting shares owned by Ingram Micro Logistics Inc. and 55 Class A preferred voting shares owned by Ingram Micro SB Holdings Inc.

(15)    1 share owned by Ingram Micro Delaware Inc.

(16) 65.6% owned by Ingram Micro Holding Gmbh and 34.4% owned by Compu-Shack Electronic Gmbh.

(17) 6,099 shares owned by Ingram Micro S.A. and 1 share owned by Ingram Micro N.V.

(18)    97% owned by Ingram Micro Inc. and 3% by Ingram Micro N.V.

(19)    99% owned by Ingram Micro SpA and 1% by Ingram Micro N.V.

(20) Ingram Micro Asia Holdings Inc. owns 100% of the issued share capital and 99.46% of the outstanding warrants.

(21) 51% of shares in Ingram Micro Holding (Thailand) Ltd. are held in trust by nominee Thai shareholders on behalf of Ingram Micro Asia Ltd.

(22) 0.001% of shares in Ingram Micro (Thailand) Ltd. are held in trust by nominee Thai shareholders on behalf of Ingram Micro Asia Ltd.